UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2018

KILROY REALTY CORPORATION

KILROY REALTY, L.P.

(Exact name of registrant as specified in its charter)

Maryland (Kilroy Realty Corporation) Delaware (Kilroy Realty, L.P.)	001-12675 (Kilroy Realty Corporation) 000-54005 (Kilroy Realty, L.P.)	95-4598246 (Kilroy Realty Corporation) 95-4612685 (Kilroy Realty, L.P.)
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12200 W. Olympic Boulevard, Suite 200 Los Angeles, California	90064
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(310) 481-8400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Compensatory Arrangements of Certain Officers.

Kilroy Realty Corporation (the “Company”) and Kilroy Realty, L.P. (the “Operating Partnership”) are parties to an Employment Agreement, dated January 1, 2007, as amended and restated as of January 1, 2012, with John B. Kilroy, Jr., the Chairman of the Board of Directors (the “Board”), Chief Executive Officer and President of the Company and the Operating Partnership (the “Current Employment Agreement”). The Current Employment Agreement would have expired by its existing terms on December 31, 2018. On December 27, 2018, the Executive Compensation Committee of the Company’s Board (the “Committee”) approved, and the Company and the Operating Partnership entered into, an amended and restated Employment Agreement with Mr. Kilroy (the “Amended Employment Agreement”). Except as noted below, the Amended Employment Agreement continues Mr. Kilroy’s employment on terms substantially similar to those of the Current Employment Agreement, with a new term scheduled to continue through December 31, 2023.

Mr. Kilroy has been the Company’s Chief Executive Officer and President, and a director of the Company, since its incorporation in September 1996. Prior to that, Mr. Kilroy led the Company’s private predecessor, Kilroy Industries, becoming its President in 1981 and its Chief Executive Officer in 1991. Mr. Kilroy has been involved in all aspects of commercial real estate acquisition, entitlement, development, construction, leasing, financing and dispositions since 1967.

Mr. Kilroy has led the Company’s recent transformation from a Southern California-centric REIT with an enterprise value on January 1, 2010 of approximately $2.6 billion based on the closing price of the Company’s common stock on that date and a portfolio of stabilized office and industrial properties at that time of approximately 12.4 million square feet (with all of those properties in Southern California), to the approximate $9.3 billion enterprise value that the Company had on December 27, 2018 based on the closing price of the Company’s common stock on that date. As of September 30, 2018, the Company’s stabilized portfolio totaled approximately 13.9 million square feet of office space located in the coastal regions of Greater Los Angeles County, Orange County, San Diego County, the San Francisco Bay Area and the Greater Seattle Areas and 200 residential units located in the Hollywood submarket of Los Angeles. In addition, as of such date, the Company had three projects under construction totaling approximately 1.0 million square feet of office space, 608 residential units and 120,000 square feet of retail space as well as two projects in the tenant improvement phase totaling approximately 1.2 million square feet of office and production, distribution and repair space.

The Company’s commitment and leadership position in sustainability has been recognized by various industry groups across the world. In September 2018, the Company was recognized by GRESB both as North American leader across all asset classes and global world leader among all publicly traded real estate companies. Other sustainability accolades include NAREIT’s Leader in the Light award for the past five years, the EPA’s highest honor of Sustained Excellence and winner of ENERGY STAR Partner of the Year for the past five years. The Company is listed in the Dow Jones Sustainability World Index.

The Company’s total stockholder return (assuming dividend reinvestment) over this period of transition, from January 1, 2010 through December 27, 2018, was 165%, far exceeding the total stockholder return (assuming dividend reinvestment) of 74% for the SNL US REIT Office Index for the same period of time.

The Company’s Board believes that it is in the best interests of the Company and its stockholders for Mr. Kilroy to continue to serve as the Company’s Chief Executive Officer and President.

Mr. Kilroy’s base salary level and target annual cash incentive award opportunity under the Amended Employment Agreement remain the same as his current annual base salary of $1,225,000 and target annual cash incentive award opportunity of $3,000,000. Mr. Kilroy’s target annual stock incentive award opportunity under the Amended Employment Agreement was increased to $6,000,000, in line with the grant date fair values of his recent annual equity awards from the Company. The Committee may increase these salary and incentive levels from time to time, and actual incentive payment values may vary based on performance.

The Amended Employment Agreement continues the retirement benefit and severance protections provided to Mr. Kilroy under the Current Employment Agreement, except that in order to provide greater clarity and eliminate the variability of the obligations, the amount of the cash components of these benefits has been fixed based on the level of benefits Mr. Kilroy would have received if his employment were terminated currently in the various circumstances that would trigger the benefits and taking into account his new target annual stock incentive award opportunity referenced above. Accordingly, his cash retirement benefit is fixed under the Amended Employment Agreement at $13.225 million, or $16.225 million for a retirement at or after attaining age 73, with at least twelve months’ advance notice or at or after the end of the term of the agreement; the cash benefit in the event of a termination of employment due to Mr. Kilroy’s death or disability is fixed at $16.225 million; and the severance benefit for a termination of Mr. Kilroy’s employment by the Company without “Cause” or by Mr. Kilroy for “Good Reason,” as these terms are defined in the Amended Employment Agreement, is fixed at $36.675 million. In the event Mr. Kilroy’s employment terminates early in a calendar year before the Company’s annual stock incentive awards are granted for that year, and the termination of employment is by the Company without Cause, by Mr. Kilroy for Good Reason, or due to Mr. Kilroy’s death or disability (but not due to Mr. Kilroy’s retirement or the end of the term of the agreement), the Company will grant Mr. Kilroy a stock incentive (or cash equivalent) for that year with all time-based vesting conditions deemed satisfied at grant.

In the event of a termination of Mr. Kilroy’s employment, Mr. Kilroy’s stock incentive awards granted by the Company will be governed by the terms and conditions of the applicable stock incentive award agreements, including vesting of the awards upon Mr. Kilroy’s retirement. The retirement age applicable to the Company’s stock incentive awards granted to Mr. Kilroy before 2019 was not changed, Mr. Kilroy’s retirement age for purposes of any stock incentive awards granted in 2019, 2020 or 2021 will be age 73, Mr. Kilroy’s retirement age for purposes of any stock incentive awards granted in 2022 or 2023 will be ages 74 and 75, respectively, and the terms of any new equity incentive award granted by the Company to Mr. Kilroy will condition retirement vesting on Mr. Kilroy providing at least twelve months’ advance written notice to the Company of his retirement and will otherwise include provisions regarding termination of employment that are not less favorable to Mr. Kilroy than the provisions applicable to his 2018 annual equity incentive award granted by the Company.

In connection with the Amended Employment Agreement, Mr. Kilroy, the Company and the Operating Partnership entered into a Non-Solicitation and Non-Disclosure Agreement (the “Non-Disclosure Agreement”). The Non-Disclosure Agreement provides that during his employment with the Company and for two years thereafter, Mr. Kilroy will not induce the Company’s customers to curtail or cancel their business with the Company or its employees to terminate their employment and contains indefinite confidentiality and non-disparagement clauses.

To entice Mr. Kilroy to delay his retirement and enter into the Amended Employment Agreement, help provide an additional retention incentive during the term of the agreement, and in recognition of the transformation of the Company under Mr. Kilroy’s leadership as described above, on December 27, 2018 the Committee approved the grant to Mr. Kilroy of a total of 483,871 restricted stock units (“RSUs”) on the terms and conditions set forth in two Restricted Stock Unit Agreements dated that same date (the “RSU Award Agreements”). Of these RSUs awarded to Mr. Kilroy, RSUs covering 217,741 shares of Company common stock will be eligible to vest based on Mr. Kilroy’s continued employment with the Company over time (the “Time-Based RSUs”) and RSUs covering a target number of 266,130 shares of Company common stock (the “Target Number of Shares”) will be eligible to vest based on the Company’s total shareholder return (“TSR”) as compared to the TSR for the SNL US REIT Office Index (the “Index”) measured over a four-year performance period (2019 through 2022) (the “PRSUs”). For purposes of the PRSUs, TSR is determined based on the compound annual growth rate of an investment in the Company’s common stock or in the Index, as applicable, for the applicable performance period, assuming dividend reinvestment.

The Time-Based RSUs are scheduled to vest 50% on January 5, 2022 and 50% on January 5, 2023.

Between 0% and 200% of the Target Number of Shares covered by the PRSUs will be eligible to vest based on the Company’s relative TSR over the performance period. An initial number of PRSUs (the “Initial Number of PRSUs”) will be determined at the end of 2021 based on a three-year performance period (2019 through 2021). The Initial Number of PRSUs will equal the following percentage of the Target Number of Shares based on the Company’s TSR for the three-year performance period:

If the Company’s TSR for the three-year performance period, when compared to the TSR of the Index for the same period, is:	The applicable percentage is:
Less than -100 basis points	0%
-100 basis points	50%
0 basis points	75%
+100 basis points	100%
+300 basis points or greater	200%

If the Company’s TSR for the three-year performance period is between two of those levels, the Initial Number of PRSUs will be determined on a straight-line basis between those levels.

Once the Initial Number of PRSUs is determined, 75% of the Initial Number of PRSUs will be scheduled to vest on January 5, 2022. The remaining 25% of the Initial Number of PRSUs will be scheduled to vest on January 5, 2023, subject to adjustment based on the Company’s TSR for the entire four-year performance period (2019 through 2022) as follows (the “Final Number of PRSUs”):

If the Company’s TSR for the four-year performance period, when compared to the TSR of the Index for the same period, is:	The Initial Number of PRSUs will be adjusted as follows:
-100 basis points or less	Reduced by 25% (i.e., the 25% of the Initial Number of PRSUs that did not vest on January 5, 2022 will be forfeited)

0 basis points	Reduced by 12.5%

+100 basis points	Adjust upward, if and to the extent necessary, so that the Initial Number of PRSUs is not less than the Target Number of PRSUs

+300 basis points or greater	Adjust upward, if and to the extent necessary, so that the Initial Number of PRSUs is not less than 200% of the Target Number of PRSUs

If the Company’s TSR for the four-year performance period is between two of those levels, the adjustment will be determined on a straight-line basis between those levels. If the Company’s TSR for the four-year performance period, when compared to the TSR of the Index for the same period, is less than 100 basis points, the reduction to the Initial Number of PRSUs will be on a straight-line basis between no reduction at 100 basis points and a 25% reduction at -100 basis points. The number of PRSUs eligible to vest on January 5, 2023 will equal the Final Number of PRSUs, less the PRSUs that vested on January 5, 2022.

Except as described below, the vesting of the RSUs on each scheduled vesting date requires Mr. Kilroy’s continued employment through that date. Upon a termination of Mr. Kilroy’s employment by the Company without Cause, by Mr. Kilroy with Good Reason, or due to his death or disability (or, as to 80,645 Time-Based RSUs subject to the award, but not any other Time-Based RSUs or any PRSUs subject to the award, a retirement by Mr. Kilroy at or after age 70 with at least twelve months’ advance notice to the Company), subject to Mr. Kilroy providing an executed release of claims, the Time-Based RSUs will vest in full and the PRSUs will vest based on a shortened performance period ending in connection with the termination of employment (i.e., performance will still be measured, but as though any open performance period ended at the end of that shortened performance period). In connection with certain changes in control of the Company, performance will be measured as though any open performance period ended in connection with the change in control, but the time-based vesting requirements applicable to the awards, as well as the severance vesting provisions referenced above, will continue to apply.

The preceding description of the Amended Employment Agreement and RSU Award Agreements is qualified in its entirety by reference to the full text of the Amended Employment Agreement and RSU Award Agreements, copies of which are filed as Exhibits 10.1, and 10.2 and 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by this reference. The preceding description of the Non-Disclosure Agreement is qualified in its entirety by reference to the full text of the Non-Disclosure Agreement, a copy of which is included with the Amended Employment Agreement filed herewith.

Item 7.01	Regulation FD Disclosure.

In connection with entering into the Amended Employment Agreement described in Item 5.02 above, the Company expects to recognize a non-cash charge for accrued retirement benefits of approximately $12 million during the fourth quarter ending December 31, 2018. The non-cash charge was not previously reflected in the Company’s third quarter guidance estimates for full year 2018.

Item 8.01	Other Events.

On December 27, 2018 the Committee approved the grant of a total of 161,290 RSUs to the named executive officers and certain other members of senior management of the Company in addition to the awards granted to Mr. Kilroy on that date. Of these RSUs awarded to the named executive officers and members of senior management, RSUs covering 80,643 shares of Company common stock are Time-Based RSUs and RSUs covering a target number of 80,647 shares of Company common stock are PRSUs. These Time-Based RSUs and PRSUs are subject to substantially the same terms and conditions as the Time-Based RSUs and PRSUs, respectively, granted to Mr. Kilroy on December 27, 2018.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1*	Employment Agreement, as amended and restated December 27, 2018, by and between Kilroy Realty Corporation, Kilroy Realty, L.P. and John B. Kilroy, Jr.

10.2*	Kilroy Realty Corporation 2006 Incentive Award Plan Restricted Stock Unit Agreement by and between Kilroy Realty Corporation and John B. Kilroy, Jr., dated December 27, 2018 (with retirement as to Time-Based RSUs)

10.3*	Kilroy Realty Corporation 2006 Incentive Award Plan Restricted Stock Unit Agreement by and between Kilroy Realty Corporation and John B. Kilroy, Jr., dated December 27, 2018

*	Filed herewith.

EXHIBIT INDEX

Exhibit No.	Description

10.1*	Employment Agreement, as amended and restated December 27, 2018, by and between Kilroy Realty Corporation, Kilroy Realty, L.P. and John B. Kilroy, Jr.

10.2*	Kilroy Realty Corporation 2006 Incentive Award Plan Restricted Stock Unit Agreement by and between Kilroy Realty Corporation and John B. Kilroy, Jr., dated December 27, 2018 (with retirement as to Time-Based RSUs)

10.3*	Kilroy Realty Corporation 2006 Incentive Award Plan Restricted Stock Unit Agreement by and between Kilroy Realty Corporation and John B. Kilroy, Jr., dated December 27, 2018

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 31, 2018	Kilroy Realty Corporation

	By:	/s/ Heidi R. Roth
Heidi R. Roth
Executive Vice President and Chief Accounting Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 31, 2018	Kilroy Realty, L.P.

	By:	Kilroy Realty Corporation,
Its general partner

	By:	/s/ Heidi R. Roth
Heidi R. Roth
Executive Vice President and Chief Accounting Officer